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                                                                    EXHIBIT 10.1

                             DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made this 16th day of September, 1997 by and between U.S. Robotics Access Corp. ("USR"), a Delaware corporation with its principal place of business at 8100 N. McCormick Blvd., Skokie, Illinois 60076, and PC411, Inc. ("PC411"), a Delaware corporation having its principal place of business at 98000 La Cienega Blvd., Suite. 400, Inglewood, CA 90301-4440.

                                 1. DEFINITIONS

1.1. PROGRAM. "Program" means the information, entertainment, communications or other program(s) and any related materials, including computer software programs and related documentation, described in Exhibit A, attached hereto and incorporated herein, including any upgrades, enhancements, new releases or new versions thereof that Vendor may release.

1.2. CD-ROM DEVICE. "CD-ROM Device" means an optical disc storage device containing Programs and using the technology commonly known as compact disc read-only-memory ("CD-ROM") or any subset, format, enhancement or other version of it, whether now known or developed in the future (including but not limited to CDHD, CD-ROM-XA, CD-I, 3D-O, and CDTV).

1.3. PRODUCTS. "Products" means USR's "Sportster" line of modems and all successor models to the "Sportster" line. "Products" also may include, in USR's sole discretion, other USR product lines, such as "Courier," "Megahertz," telephony and other USR information access products.

1.4.     TERRITORY.  "Territory" means the United States and Canada.

                               2. GRANT OF RIGHTS

2.1. GRANT. Vendor grants to USR the non-exclusive, royalty-free rights, under copyright and otherwise, to copy and duplicate, or have copied and duplicated, in CD-ROM Devices the Program(s), to advertise those CD-ROM Devices and to market and distribute those CD-ROM Devices in packages of the Products, during the Term and in the Territory, and to authorize USR subsidiaries and affiliates in the Territory to do so. USR may also distribute those CD-ROM Devices to its customers who have previously purchased its products. USR may use wholesalers, distributors, value-added resellers or other third parties to distribute the CD-ROM Devices, and is authorized to use distribution methods including, without limitation, bulk orders, telephone orders, and direct mail orders.



2.3. LIMITATION OF RIGHTS. USR's uses of the rights granted in this Agreement will be subject to any restrictions imposed by Vendor's agreements with its licensors and other third parties, as set forth on Exhibit B, attached hereto and incorporated herein. Except as set forth in Exhibit B, as between Vendor and USR, Vendor is the owner of all right, title and interest in and to the Program.











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                                   3. PAYMENTS

3.1. FEES. Vendor shall pay USR the fees set forth in Exhibit C, attached hereto and incorporated herein, for the CD-ROM Devices distributed during the Term, or after expiration or termination of this Agreement pursuant to Section 5.1 herein. Such fees shall be paid to USR for so long as Vendor receives revenues or advertising exposure arising out of the distribution of such CD-ROM Devices, irrespective of the expiration or termination of this Agreement.

3.2. PAYMENT. Vendor will compute and make all payments for fees due USR according to Section 3.1 herein, accompanied by accounting statements, within thirty (30) days after the end of each quarter for which payments are due. USR will compute and issue invoices, accompanied by accounting statements, for CD-ROM Device booklet advertisements to Vendor within thirty (30) days after the beginning of each calender quarter for shipments forecasted within that quarter. USR will also compute and issue invoices or credits, accompanied by accounting statements, that reconcile discrepancies between forecasted and actual shipments of CD-ROM Device booklet advertisements to Vendor within thirty (30) days after the end of each calender quarter. Payment for such advertising invoices is due within thirty (30) days from date of invoice. All payments shall be remitted to: Connections CD-ROM, U.S. Robotics, 7770 No. Frontage Rd., Skokie, IL 60077.

3.3. RECORDS AND ACCOUNTING. Vendor shall maintain complete and accurate records, in accordance with generally accepted accounting practices, of all amounts payable to USR for three (3) years from the date such amounts are paid to USR. USR or its authorized representative may, at USR's expense and upon reasonable notice, examine Vendor's books and records relating to amounts due to USR under this Agreement, during Vendor's regular business hours and at the place where the books and records are regularly kept, for the purpose of auditing such books and records, for so long as such books and records are required to be maintained. Such examination shall take place no more than once within any consecutive twelve (12) month period.All information gained by USR or its authorized representative from such audit shall be deemed Confidential Information and used solely for the purpose of verifying the accuracy of the payments made to USR hereunder. If USR asserts that additional payment is due, USR will issue to Vendor a written demand for such additional amount with supporting documentation. In the event a dispute arises over amounts due to USR, both parties agree to work in good faith toward a mutually agreeable resolution of the dispute.

3.4. MECHANICAL ROYALTIES AND OTHER THIRD PARTY PAYMENTS. Vendor will make all payments to third parties, including without limitation payments to holders of rights (including copyrights) in musical compositions, master recordings, literary material, audio and audiovisual elements, computer software programs, graphics, technology, artwork, photographs, names and likenesses, required by reason of the use of the Program in the duplication, modification or distribution of the CD-ROM Devices.

3.5. NO PAYMENTS BY USR. USR shall not be obligated to make any royalty or other payments of any kind to Vendor under this Agreement.

                           4. DUPLICATION AND CONTENT

4.1. DUPLICATION MATERIALS. Vendor will furnish to USR, within ten (10) business days of

USR's request and at Vendor's expense: (a) any master, duplicating or other materials relating to the Program that USR may require for the manufacture of first class quality CD-ROM Devices suitable for commercial distribution; and (b) any technical assistance and information (including but not limited to copyright, trademark, patent and credit information) that USR requires to duplicate CD-ROM Devices.





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USR shall be responsible for all costs it incurs respecting such duplication.
Vendor will deliver a replacement master to USR within a reasonable period of time after the commercial release of any upgrades, enhancements, new releases or new versions of the Program, and USR will reproduce and distribute this later version of the Program as soon as commercially practicable.

4.2. CONTENT OF PROGRAM. Vendor has the right to design and control the content of the Program, subject only to USR's rights under Section 5.3 herein.

4.3. COMPATIBILITY. Vendor agrees to exert its best efforts to make the Program compatible (a) with USR Products, (b) with Windows 3.11 and up and Windows 95, as those computer programs may be updated in the future, and (c) if Vendor desires that the Program shall be distributed with USR Products for use with Macintosh computers, with System 7.0 and up, as that computer program may be updated in the future.

4.4. ADDITIONAL MATERIALS. Upon agreement of the parties, Vendor may provide additional materials for inclusion with the Programs distributed with the Products. Such materials may include instructional, informational or promotional matter, in printed or electronic media. Vendor shall be responsible for duplication of such materials in sufficient quantities to be included with all copies of the Program being distributed, and shall bear all costs associated with the development and duplication of such materials.

                             5. TERM AND TERMINATION

5.1. TERM, TERMINATION AND POST-TERMINATION SALES. The term of this Agreement (the "Term") shall begin on the date set forth above and shall expire one (1) year from that date. For six (6) months after the end of the Term, USR may advertise and distribute CD-ROM Devices duplicated or in the process of duplication by USR at the end of the Term, except that USR shall have no such right in the event Vendor terminates this Agreement for breach by USR pursuant to Section 5.2 below.

5.2. TERMINATION FOR BREACH. If either party materially defaults in the performance of or compliance with any provision of the Agreement and does not cure such default within thirty (30) days after receiving written notice of such breach from the other party, the party giving notice may then give further notice terminating this Agreement, and the rights granted hereunder shall terminate on the date specified in such further notice.

5.3. TERMINATION FOR DISAPPROVAL OF CONTENT. USR shall have the right to disapprove the content of the Program if USR, in its sole discretion, believes that the content violates the personal or property rights of USR or a third party or is otherwise inconsistent with USR's business policies. In the event USR so disapproves the content of the Program and Vendor fails to make corrections to the Program reasonably satisfactory to USR within five (5) days after notice from USR, then USR shall have the right to terminate this Agreement immediately upon further written notice to Vendor.

                       6. ADVERTISING, PROMOTION, SUPPORT

6.1. PERFORMERS. USR shall have the right to use and authorize others to use the names, likenesses and voices of any performers and other persons who have rendered services in connection with the Programs, and biographical information about them, for advertising and purposes of trade in connection with the CD-ROM Devices and in institutional advertising for USR in all formats, markets and media now known or hereafter devised.

6.2. SYNOPSES AND EXCERPTS. USR may use synopses and excerpts from the Program and pre-existing advertising, publicity and promotional materials for the Program, in advertising, promoting and


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         publicizing the CD-ROM Devices in any medium and by any method, and may authorize others to do so, without payment to Vendor.

6.3. TRADEMARKS. USR shall have the right to reproduce and use trademarks, trade names, designs and artwork owned, controlled, or distributed by Vendor on the CD-ROM Devices and in packaging, advertising and other marketing materials for them.

6.4. PROMOTION BY VENDOR. Vendor may advertise and promote the Program at its own expense in any manner it desires; provided, however, Vendor shall provide USR with prior notice and copies of any such advertising or promotional materials that relate specifically to USR, use of USR's trademarks, trade names, designs and art work, or the distribution of the Program with the CD-ROM Devices.

 .

6.6. TRADE SHOWS; USR DEMO UNITS. Upon Vendor's request, USR may, in its sole discretion, give to Vendor one or more modems for the purpose of trade show demonstrations of the Program. Vendor shall take title to the modems. USR will provide such modems, if at all, on an "AS IS" basis, without any warranties whatsoever, either express or implied. Vendor shall clearly display USR tent cards and/or collateral when demonstrating Vendor products with the USR modems, and shall otherwise use USR trademarks and trade names in accordance with USR's instructions. USR shall have the right to require Vendor, at any time, to cease using the USR trademarks and trade names.

6.7. CUSTOMER SUPPORT. Vendor will offer and provide "front-line" customer support to end users of the Program. Vendor's customer support will be available Monday through Friday, except customary holidays, during normal business hours (8:00am to 5:00pm local time). Vendor will prominently display its customer support telephone number(s) and address(es) within the Program software and/or documentation. Vendor also will provide, at USR's request, a reasonable amount of second-line customer support training to USR support personnel, at no charge to USR. USR shall pay its own expenses associated with such training.Unless otherwise agreed, such training shall take place at PC411's place of business USR may terminate this agreement Pusuant to
         Section 5.2 if Vendor fails to provide reasonable customer support services to end users or to USR.

6.8. USR BRANDING OF PROGRAM. Vendor agrees to modify the Program to include the US Robotics logo embedded within the user interface for the version distributed to US Robotics. Size, positioning, and location of the logo shall be mutually agreed upon by the parties, which agreement shall not be unreasonably withheld by either party. Vendor shall use the logo according to the usage guidelines provided by USR from time to time, and shall use the logo in no other manner except as set forth in this paragraph.

6.9. REGISTRATION DATABASE. Vendor agrees to provide access to its database of customers who purchase or subscribe to its products and/or services as a result of the bundle with USR products hereunder. The information to be made available to USR shall include the customers' names, addresses, phone numbers, fax numbers, email addresses, and any other customer data gathered during the Vendor's registration process. USR or its authorized representative may, at USR's expense and upon reasonable notice, obtain this information in a mutually agreed upon format on a quarterly basis. All information obtained by USR or its authorized representative shall be deemed Confidential Information and used solely for the purpose of USR's marketing and research programs.





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                        7. WARRANTIES AND REPRESENTATIONS

7.1. RIGHT TO CONTRACT. Vendor warrants and represents that it has the right and power to enter into and fully perform this Agreement.

7.2. INFRINGEMENT. Vendor warrants and represents that the Program and any related materials, including computer software programs, technology, graphics, dramatic, literary, musical, or artistic elements, ideas, or other intellectual properties contained in or furnished by Vendor for use in connection with the Program or the packaging, advertising, promotion or marketing of CD-ROM Devices made from them, or any use of them in accordance with this Agreement, will not violate any law or infringe upon the rights of any person or entity.

                               8. INDEMNIFICATION

8.1. BREACH OF WARRANTY. Vendor will at all times indemnify and hold USR harmless from and against any and all claims, losses, damages and costs (including without limitation legal expenses and reasonable counsel fees), arising out of any breach by Vendor of any warranty or representation made by Vendor in this Agreement.

8.2. THIRD PARTIES. Vendor will at all times indemnify and hold USR harmless from and against any and all claims, losses, damages and costs (including without limitation legal expenses and reasonable counsel fees), arising out of any claim of a third party (including Vendor's licensors) respecting the content of the Program or intellectual property rights or other rights or interest in the Program or revenues generated by the distribution of the Program in the CD-ROM Devices.

                               9. CONFIDENTIALITY

9.1. CONFIDENTIALITY. Each party agrees that it will not permit the duplication, use, publication or disclosure of any such Confidential Information to any person (other than its own employees under this Agreement), unless authorized in writing by the other party. Except as specifically authorized herein, neither party shall use the name(s), trademark(s) or trade name(s) of the other party in publicity releases or advertising or in any other manner, including customer lists, without the prior written approval of the other party, which shall not be unreasonably withheld. "Confidential Information" means any terms of this Agreement, any confidential information or data, either oral or written, received from and designated as such by the other party, or any proprietary information or data; but does not include information that is already known by recipient, becomes publicly known through no wrongful act of the recipient, or received from a third party without similar restriction and without breach of this Agreement.

            10. DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

10.1. DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTIES, AND BOTH PARTIES HEREBY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE.

10.2. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.






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                                11. MISCELLANEOUS

11.1. ASSIGNMENT. Vendor shall not transfer, delegate or assign this Agreement or any of its rights or obligations hereunder without USR's prior written consent, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of USR and Vendor and their respective successors, permitted assigns and legal representatives.

11.2. NOTICES. All notices, requests, demands or other communications required or permitted to be made under this Agreement shall be in writing and shall be either delivered personally, sent by fax (with hard copy to follow), sent by guaranteed prepaid overnight delivery service or mailed by U.S. mail, certified or registered, return receipt requested, with appropriate postage prepaid, in each case to the addressees and/or fax numbers on the first page of the Agreement, (and with respect to items sent to USR, with a copy to U.S. Robotics Corporation, 8100 N. McCormick Boulevard, Skokie, IL 60076, Attn. Legal Department, Fax No. 847-933-5149), or to such other addresses as may be designated in writing by notice given in the manner provided herein. Such notices and communication shall be deemed given (i) upon actual delivery thereof, if delivered by hand, (ii) one (1) business day following overnight delivery service, if delivered by overnight delivery service, (iii) one (1) business day following delivery, if sent by fax and electronic confirmation of complete transmission to the recipient's fax number is obtained by the sender, or (iv) three (3) business days following deposit in the U.S. mail, if sent by mail, whether or not delivery is accepted.

11.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to its conflicts of law principles. Any suit arising out of or relating to this Agreement shall be brought only in the state or federal courts in Chicago, Illinois, unless USR shall select another venue or shall otherwise consent in writing, and Vendor hereby submits to the jurisdiction of such courts in any matter or proceeding arising out of or relating to this Agreement and hereby waives any objections to venue being in such courts.

11.4. FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement (other than payment obligations) shall not be considered a breach of this Agreement and shall be excused if and to the extent caused by any occurrence, foreseeable or unforeseeable, beyond the reasonable control of the party affected, including without limitation: acts of God or the public enemy; fire; flood; embargoes; governmental restrictions; strikes or labor difficulties; riots; wars or other military action; civil disorders; shortages of labor, fuel, power, materials, supplies, or transportation; delays in deliveries by suppliers; or any other cause or causes beyond such party's reasonable control.

11.5. INDEPENDENT CONTRACTORS. Neither party is the employee, partner, joint venturer agent or legal representative of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

11.6. WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

11.7. SEVERABILITY. In the event that one or more of the terms, conditions or covenants contained in this Agreement or any portion of them is determined to be unenforceable or invalid, such unenforceability or invalidity shall not affect the enforceability or the validity of the remaining terms, conditions or covenants and portions thereof, and each unenforceable or invalid term, condition or covenant or portion thereof shall be severable from the remainder of this Agreement.

11.8. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from




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         the non-prevailing party its reasonable expenses including, but not by way of limitation, attorneys' fees.

11.9. REMEDIES CUMULATIVE. No remedy or election under this Agreement shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

11.10. SURVIVAL. The parties' obligations under this Agreement which by their nature are intended to continue beyond the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including Sections 3.1, 3.3, 5.1, 8.1, 8.2, 9.1, 10.1, 10.2 and 11.

11.11. ENTIRE AGREEMENT. This Agreement, together with Exhibits A through C, constitutes the entire agreement between Vendor and USR and supersedes all proposals, representations and agreements, oral and written, between the parties on this subject. This Agreement may not be amended, except by a writing signed by authorized representatives of each party.

VENDOR COMPANY NAME                         U.S. ROBOTICS ACCESS CORP.

By:                                         By:
   -----------------------------               ---------------------------------

Name: DEAN EAKER                            Name:    MICHAEL SEEDMAN
      ---------------------------                -------------------------------

Title: PRESIDENT/CEO                        Title:   VP & GENERAL MANAGER
                                                     PERSONAL COMMUNICATIONS DIV

Date:                                       Date:
     ---------------------------                 -------------------------------










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                                    EXHIBIT A

                                     PROGRAM

The Program, as defined in Section 1.1 of the CD-ROM Distribution Agreement, is described as follows:

The company's freely distributed electronic enrollment Program to activate subscriptions to PC411 for Windows database using PC411 2.0 and or 3.0 client application.

























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                                    EXHIBIT B

                               THIRD PARTY RIGHTS

The license grant set forth in section 2.1 of the CD-ROM Distribution Agreement is subject to the following rights and restrictions of Vendor's licensors and other third parties:
















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                                    EXHIBIT C

                                 PAYMENTS TO USR

Pursuant to Section 3.1 of the Distribution Agreement, Vendor will pay USR the following amount(s) for all New Customers. A New Customer is defined as an individual or entity residing in the United States or Canada (a) who purchases the product, license, subscription or service offered by Vendor through the Program(s) distributed in the CD-ROM Deviceswho remains a paying customer for at least ninety (90) consecutive days after the date of purchase; and (b) in the case of a license, subscription or service purchased through recurring payments, who remains a paying customer for at least sixty (60) consecutive days after the date of renewal of original

1b. BOUNTY (ONE-TIME FEE). Vendor will pay USR a one-time fee of thirty five percent (35%) of the gross amount due and owing by each New Customer at the time of purchase.

2b. ANNUITY (COMMISSION). Vendor will pay USR a commission equal to thirty five percent (_35_%) of the annual payments made by each New Customer for so long as the New Customer makes annual payments for the license, subscription or service, up to a maximum of three (_3_) years



3. UPGRADES. Vendor will pay USR a commission equal to thirty five percent (35_%) of all gross revenues received by Vendor from each New Customer who purchases or licenses upgrades, enhancements or new versions of the Program for a period of _thirty six (_36) months from the date that each such New Customer subscribes to the Program.

























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